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                                                                 EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (No.s 2-83398, 2-95833, 33-17459, 33-22745, 33-38544, 33-65212, 33-65214,
33-64784, 33-49718, 33-61423, 33-61425, 333-31215, 333-39469, 333-41957,
333-41951, 333-41929, 333-41963) on Form S-8 and in the Registration Statement (No. 333-39917) on Form S-3 of DSC Communications Corporation of our report dated February 10, 1997, with respect to the balance sheets of Celcore, Inc. as of December 31, 1995 and 1996, and the related statements of operations, redeemable preferred stock, stockholders' equity (deficit) and partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of DSC Communications Corporation dated December 23, 1997.

                                                     /s/ KPMG Peat Marwick LLP


Memphis, Tennessee
December 19, 1997